SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                DECEMBER 31, 1999
                                 Date of Report
                       (Date of earliest event reported)



                                  SKYMALL, INC.
               (Exact Name of Registrant as Specified in Charter)

          NEVADA                    000-21657                 86-0651100
     (State or Other           (Commission File No.)         (IRS Employer
       Jurisdiction                                        Identification No.)
     of Incorporation)

                  1520 EAST PIMA STREET, PHOENIX, ARIZONA 85034 (Address of principal executive offices, including zip code)

                                 (602) 254-9777
              (Registrant's telephone number, including area code)




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ITEM 5. OTHER EVENTS

On January 3, 2000, SkyMall, Inc. ("SkyMall" or the "Company") announced that it completed the private placement of $8.0 million of Series B Junior Convertible Preferred Stock (the "Preferred Stock") with Wand Partners, Inc. The Preferred Stock is convertible into approximately 1,143,000 shares of SkyMall common stock, subject to the prior approval of the Company's shareholders, at a price of $7.00 per share. The Company also issued warrants to purchase approximately 572,000 shares of common stock at a per share exercise price of $8.00. The warrants are redeemable, subject to certain conditions, at the option of the Company at a nominal price if the Company's common stock trades over $12.00 per share for 20 consecutive trading days. A representative of Wand Partners will be appointed to the Company's Board of Directors.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

A copy of the press release describing the private placement is attached hereto as Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c) Exhibits

              99.1  Press Release dated January 3, 2000


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

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    SKYMALL, INC.
                                    (REGISTRANT)



Dated: January 4, 2000              By: /s/ Robert M. Worsley
                                        ------------------------------------
                                        Robert M. Worsley
                                        President


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

                                 EXHIBIT INDEX


Exhibit Number      Description
--------------      ------------------------------------------------------------

    99.1            Press  Release  dated  January 3, 2000



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